Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Golden Minerals Company of our report to the Board of Directors and Shareholders of Golden Minerals Company dated February, 16, 2011 relating to the consolidated balance sheets of  Golden Minerals Company at December 31, 2010 and 2009 and the related statements of operations and comprehensive income(loss), changes in equity and cash flows for the year ended December 31, 2010 and the 282 day period ended December 31, 2009 and our report to the Board of Directors and Shareholders of Apex Silver Mines Limited dated February 22, 2010, relating to the statements of operations and comprehensive income (loss), changes in equity and cash flows for the 83 day period ended March 24, 2009 and the year ended December 31, 2008,  which appear in Golden Minerals Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/S/ PRICEWATERHOUSECOOPERS LLP
Denver, Colorado
September 19, 2011